Exhibit 99.2

BEST BUY CO., INC.

REVISED CONSOLIDATED CONDENSED BALANCE SHEETS

($ in millions)

	Mar. 1, 2003	Mar. 2, 2002
ASSETS
Current assets
Cash & cash equivalents	$1,914	$1,861
Receivables	312	221
Recoverable costs from developed properties	10	79
Merchandise inventories	2,046	1,875
Other current assets	188	116
Current assets of discontinued operations	397	448
Total current assets	4,867	4,600

Net property & equipment	2,062	1,661

Goodwill and intangible asset, net	462	465

Other assets	115	80

Non-current assets of discontinued operations	157	561

TOTAL ASSETS	$7,663	$7,367

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,195	$2,202
Accrued compensation	174	174
Accrued liabilities	1,104	911
Current liabilities of discontinued operations	320	418
Total current liabilities	3,793	3,705

Long-term liabilities	287	312

Long-term debt	828	808

Non-current liabilities of discontinued operations	25	21

Shareholders’ equity	2,730	2,521

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$7,663	$7,367